                                                                   Exhibit 23(a)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of our reports dated October 12, 1999, relating to the consolidated financial statements and schedule for the year ended August 31, 1999 of Fedders Corporation appearing in the Company's Annual Report on Form 10-K for the year ended August 31, 2001.


/s/ BDO Seidman, LLP
Woodbridge, New Jersey
July 18, 2002

                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Fedders Corporation on Form S-8 of our reports dated October 12, 2001, appearing in the Annual Report on Form 10-K of Fedders Corporation for the fiscal year ended August 31, 2001.




/s/ Deloitte & Touche LLP
Parsippany, New Jersey
July 18, 2002